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                                EXHIBIT 10.12

                             AMENDMENT NUMBER TWO
                                      TO
                       TEXAS REGIONAL BANCSHARES, INC.
              AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
                           (WITH 401(K) PROVISIONS)

   Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank"), together with the Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) adopt the following amendments to the Plan effective as of January 1, 2002.

      WHEREAS, the Bank has established and maintains the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) (the "ESOP"); and

      WHEREAS, the Bank of Texas merged with and into the Bank's wholly-owned subsidiary, Texas State Bank; and

      WHEREAS, prior to the merger, the Bank of Texas had established and maintained the Bank of Texas Profit Sharing Plan and related Trust (the "Bank of Texas Plan"); and

      WHEREAS, as a result of the merger, Texas Regional Bancshares, Inc. became the successor employer to Bank of Texas for purposes of the Bank of Texas Plan; and

      WHEREAS, the Bank, the Trustees of the ESOP and the Trustees of the Bank of Texas Plan entered into that certain Agreement of Merger of Defined Contribution Plans dated to be effective as of January 1st, 2002 pursuant to which the Bank of Texas Plan was merged with and into the ESOP; and

      WHEREAS, as a result of another merger, the Bank became the successor of Harlingen National Bank as plan sponsor of the Harlingen National Bank 401(k) Plan (the "Harlingen National Bank Plan"); and

      WHEREAS, the Bank, the Trustees of the ESOP and the Trustees of the Harlingen National Bank Plan entered into that certain Agreement of Merger of Defined Contribution Plans dated to be effective as of January 1st, 2002 pursuant to which the Harlingen National Bank Plan was merged with and into the ESOP; and

      WHEREAS, due to the mergers of the Bank of Texas Plan and the Harlingen National Bank Plan with and into the ESOP, the Bank and the Trustees of the ESOP desire to adopt certain amendments to the ESOP;

      NOW THEREFORE, IT IS HEREBY AGREED THAT the ESOP plan document will be and is hereby amended effective as of January 1, 2002 as follows:

      1. Section 5.11(a) of the ESOP plan document shall be and hereby is amended in its entirety to state as follows:

            With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(o) to this Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Transfer/Rollover Account. Furthermore, unless a Participant is fully vested in the amounts transferred, for vesting purposes, the Participant's portion of the Participant's Transfer/Rollover Account attributable to any transfer shall be subject to Section 8.4(b).

            Notwithstanding the foregoing, effective as of January 1, 2002 (the "Merger Date"), pursuant to the consent of the Administrator and the Trustee, the plan assets of the Bank of Texas Plan have been transferred to this Plan and, from and after said date, shall be subject to the provisions of this Plan and the related Trust, as amended. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Bank of Texas Transfer/Rollover Account. As of the Merger Date, the participants of the Bank of Texas Plan were fully vested in their accounts in the Bank of Texas Plan. Therefore, Participants shall be fully vested in their Participant's Bank of Texas Transfer/Rollover Account.

            Further, effective as of January 1, 2002 (the "Merger Date"), pursuant to the consent of the Administrator and the Trustee, the plan assets of the Harlingen National Bank Plan have been transferred to this Plan and, from and after said date, shall be subject to the provisions of this Plan and the related Trust, as amended. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Harlingen National Bank Transfer/Rollover Account. As of the Merger Date, the participants of the Harlingen National Bank Plan were fully vested in their accounts in the Harlingen National Bank Plan. Therefore, Participants shall be fully vested in their Participant's Harlingen National Bank Transfer/Rollover Account.

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      Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

      2. Section 5.12(a) of the ESOP plan document shall be and is hereby amended in its entirety to state as follows:

      Effective as of December 1, 2001, Participants may, subject to Section 5.12(d) and a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances attributable to their Deferred Compensation in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures.

      Effective as of January 1, 2002, Participants may, subject to the Participant Direction Procedures, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances attributable to their Participant's Transfer/Rollover Accounts, including but not limited to their Participant's Bank of Texas Transfer/Rollover Accounts and their Participant's Harlingen National Bank Transfer/Rollover Accounts, in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures.

      That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

      3. Section 8.5 of the ESOP plan document shall be and is hereby amended to add the following Subsection 8.5(j):

      Notwithstanding anything herein to the contrary, a Participant may elect to receive a distribution of his Participant's Bank of Texas Transfer/Rollover Account prior to his separation from service after attaining age 59 1/2 years of age. A Participant must make an election under this Section 8.5(j) on a form prescribed by the Administrator at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Anniversary Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 8.5(j) within the 90-day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee. The Trustee will distribute the balance of the Participant's Bank of Texas Transfer/Rollover Account not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

      4. The first sentence of Subsection 8.6(f) shall be amended in its entirety to state as follows:

      Notwithstanding anything contained herein to the contrary, this Section 8.6(f) shall apply with respect to any Participant's Target Benefit Capital Accumulation, and with respect to the vested portion of a Participant's Combined Account, if the Participant has elected a life annuity option under this Plan.

      5. Section 8.6 of the ESOP plan document shall be and is hereby amended to add the following Subsection 8.6(g):

      Notwithstanding anything to the contrary herein, until the earlier of the 90th day after the date on which a Participant has been furnished with a summary that reflects the amendment of the distribution options under this Plan, or the first day of the second plan year following the year in which said amendment was adopted, distributions from this Plan, other than distributions from a Participant's Bank of Texas Transfer/Rollover Account or a Participant's Harlingen National Bank Transfer/Rollover Account, shall be subject to the requirements of Subsection 8.6(f) of this Plan. In addition, a Participant may elect, subject to the provisions of Subsection 8.6(f), to receive his distribution in the form of a single distribution. Further, the following alternative modes of distribution may be selected by the Participant, subject to the provisions of Subsection 8.6(f):

      1. Distribution in a single distribution at some earlier or later date;

      2. Distribution in substantially equal, annual installments over a period not exceeding ten (10) years (provided that such period does not exceed the life expectancy of the Participant);

      3. Distribution in the form of a life annuity; or

      4. Any combination of the foregoing.

      In no instance shall benefits be distributed pursuant to one of the forms stated above if distribution would cause the benefits payable under the Plan with respect to a Participant in the event of his death to be more than fifty percent (50%) of the present value of total payments to be made to the Participant and Beneficiaries within the meaning of paragraph
      (b)(1)(i) of Regulation 1.401-1.

      6. Section 8.6 of the ESOP plan document shall be and hereby is amended to add the following Subsection 8.6(h):

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      Notwithstanding anything to the contrary herein, until the earlier of the 90th day after the date on which a Participant has been furnished with a summary that reflects the amendment of the distribution options related to the Participant's Bank of Texas Transfer/Rollover Account resulting from the merger of the Bank of Texas Plan into this Plan, or the first day of the second plan year following the year in which this amendment was adopted, distributions from a Participant's Bank of Texas Transfer/Rollover Account shall be subject to the requirements of Subsection 8.6(f) of this Plan. In addition, subject to the provisions of Subsection 8.6(f), a Participant or Beneficiary may elect one, or any combination, of the following methods of distribution with respect to the Participant's Bank of Texas Transfer/Rollover Account: (a) payment in lump sum; or (b) payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary. Further, subject to the provisions of Subsection 8.6(f), a Participant may elect to receive a distribution of the Participant's Bank of Texas Transfer/Rollover Account in the form of an annuity contract with payment options elected by the Participant provided that payments do not extend over a period beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy or the Participant (or the life expectancy of the Participant and his designated Beneficiary).

      7. Section 8.6 of the ESOP plan document shall be and hereby is amended to add the following Subsection 8.6(i):

      Notwithstanding anything to the contrary herein, until the earlier of the 90th day after the date on which a Participant has been furnished with a summary that reflects the amendment of the distribution options related to the Participant's Harlingen National Bank Transfer/Rollover Account resulting from the merger of the Harlingen National Bank Plan into this Plan, or the first day of the second plan year following the year in which this amendment was adopted, distributions from a Participant's Harlingen National Bank Transfer/Rollover Account shall be subject to the requirements of Subsection 8.6(f) of this Plan. In addition, subject to the provisions of Subsection 8.6(f), a Participant may elect to receive distributions from the Participant's Harlingen National Bank Transfer/Rollover Account in the following optional forms of retirement benefit: a straight life annuity, single life annuities with certain periods of five, ten, or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivor percentages of 50, 66 2/3, or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the Participant and the designated Beneficiary where the life expectancy is not recalculated; a series of installments chosen by the Participant with a minimum payment each year beginning with the year the Participant turns age 70 1/2 (subject to Section 8.5(e) of this Plan); and a single lump sum. If the installment distribution form is elected, the minimum payment will be based on a period equal to the joint and last survivor expectancy computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Regulations, and unless otherwise elected by the Participant and his spouse by the time distributions are required to begin, recalculated annually. Any such election by a Participant (or spouse) shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse may not be recalculated. The balance of a Participant's Harlingen National Bank Transfer/Rollover Account, if any, will be payable on the Participant's death to his Beneficiary in a single sum.

      The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit. However, a series of installments shall not be available if the Beneficiary is not the spouse of the Participant.

      Any election of an optional for of benefit shall be subject to the requirements of Subsection 8.6(f) of this Plan.

      IN WITNESS WHEREOF, this Second Amendment to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) has been executed this 11th day of December, 2001 to be effective as of the dates provided above.


                                       TEXAS REGIONAL BANCSHARES, INC.

                                       BY: /s/ G.E. RONEY
                                           ------------------------------------
                                               G.E. Roney
                                               Chairman of the Board and
                                               Chief Executive Officer
AGREED TO AND ACCEPTED BY:

/s/ G. E. RONEY
--------------------------
Glen E. Roney, Trustee

/s/ MORRIS ATLAS
--------------------------
Morris Atlas, Trustee

/s/ FRANK N. BOGGUS
--------------------------
Frank N. Boggus, Trustee